Exhibit 99.1

Movella Holdings Inc. Announces Cancellation of Shareholder Meeting

HENDERSON, NV – February 13, 2023 – Movella Holdings Inc. (NASDAQ:MVLA) (formerly known as Pathfinder Acquisition Corporation) (the “Company”), a global leader in the digitization of movement, today announced, due to the completion of the previously announced business combination on February 10, 2023, its decision to cancel the shareholder meeting that was scheduled for Friday, February 17, 2023, at 10:00 a.m., Eastern Time, and to withdraw from consideration by the Company’s shareholders the proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 11, 2023. This shareholder meeting is no longer necessary.

Contacts:

Investor Relations

Deborah Stapleton, VP IR

deb.stapleton@movella.com

(650) 815-1239